UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2006

BLAIR CORPORATION

(Exact name of registrant as specified in its charter)

___________________________________________

Delaware	001-00878	25-0691670
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer File Number)
220 Hickory Street, Warren, Pennsylvania (Address of principal executive offices)		16366-0001 (Zip Code)

Registrant’s telephone number, including area code: (814) 723-3600

Not Applicable

(Former name or former address, if changed since last report)

__________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement And Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 23, 2006, Blair Corporation (“Blair”) entered into a Second Amendment to Amended and Restated Credit Agreement by and among Blair and certain other parties thereto. Funds made available to Blair pursuant to the Credit Agreement are to be used for general corporate purposes and for the issuance of standby letters of credit to vendors.

The Amended and Restated Credit Agreement dated as of July 15, 2005, as amended, is by, between and among Blair, PNC Capital Markets, Inc. as lead arranger, PNC Bank, N.A. and three other lending institutions (as amended, the “Credit Agreement”). The Credit Agreement is guaranteed by Blair Holdings, Inc., Blair Payroll LLC, Blair Credit Services Corporation and Blair International Holdings, Inc., each a wholly owned subsidiary of Blair. The Credit Agreement provides for a secured first lien revolving credit and letter of credit facility. Upon the occurrence of an Event of Default (as such term is defined in the Credit Agreement), PNC and/or the other lending institutions may declare a default of the Credit Agreement and accelerate the loan pursuant to the terms thereof.

The collateral for the revolving credit facility consists of certain of Blair’s and its subsidiaries assets, including, but not limited to, inventory, equipment, furniture, general intangibles, intellectual property, fixtures, certain real property and improvements, the common stock of Blair’s domestic subsidiaries, as well as a negative and double negative pledge on the assets of Blair’s direct and indirect foreign subsidiaries. At Blair’s option, any loan under the revolving credit facility shall bear interest at the Euro-Rate (calculated with reference to a LIBOR-based formula in accordance with the Credit Agreement) or a Base Rate (as that term is defined in the Credit Agreement), plus a margin, such margin to be calculated in accordance with a performance based pricing grid. Blair is also required to pay a commitment fee, a letter of credit fee and reasonable out-of-pocket expenses pursuant to the Credit Agreement.

The Second Amendment to Amended and Restated Credit Agreement is attached to this report (without schedules or exhibits) as Exhibit 10.1 and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On October 24, 2006, the Company issued a press release announcing its earnings for the nine months ended September 30, 2006. The information contained in the press release, which is attached to this report as Exhibit 99.1, is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

The information contained in the press released attached to this report as Exhibit 99.1 is furnished pursuant to Item 7.01, “Regulation FD Disclosure.”

Item 9.01     Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.
Not applicable.
(d)	Exhibits.
Exhibit 10.1	Second Amendment to Amended and Restated

Credit Agreement dated October 23, 2006.

Exhibit 99.1	Press release dated October 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2006	BLAIR CORPORATION
By:	/S/ JOHN E. ZAWACKI
John E. Zawacki
President and Chief Financial Officer

By:	/S/ AL LOPEZ
Al Lopez
Senior Executive Officer, Chief Operations
and Chief Financial Officer